Exhibit 10.1

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of August 2, 2005, between Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (collectively and individually, the “Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, the Company desires to sell, and the Purchasers desire to purchase, 7% Senior Secured Convertible Notes of the Company, which notes shall be in the aggregate principal amount of up to Fifteen Million Dollars ($15,000,000.00) and shall be in substantially the form of Exhibit A hereto (collectively referred to as the “Notes” and individually referred to as a “Note”); and

WHEREAS, in connection with the purchase of the Notes, this Agreement also provides for the grant to the Purchasers of warrants to purchase additional shares of common stock, par value $0.001 per share, of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Note

Section 1.1                                      Purchase of Notes.  At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell the Notes to the Purchasers, and the Purchasers will purchase the Notes from the Company, for the purchase price equal to the original principal amount of the Notes (the “Purchase Price”).  The amount of Notes to be purchased by each Purchaser is set forth on Schedule I hereto, and the Purchase Price for the Notes shall be paid (i) in the form of cash, (ii) in exchange for the Purchaser’s July 2005 Notes and/or June 2006 Notes, and/or (iii) in satisfaction of Accrued Registration Fees.  The form of consideration to be paid by each Purchaser is set forth opposite such Purchaser’s name on Schedule I hereto.  For purposes hereof, the term “Conversion Shares” means any shares of Common Stock into which the Notes are convertible according to their terms.  Notwithstanding the foregoing, any holder of July 2005 or July 2007 Notes may elect to receive all or a portion of the Accrued Registration Fees that have accrued on such notes in cash in lieu of exchanging such Accrued Registration Fees for Notes pursuant to this Section 1.1, and such cash payment will be made at the Closing.

Section 1.2                                      The Closing.  The purchase and sale of the Notes shall take place at a closing (the “Closing”) on the date hereof or such other date as the Purchasers and the Company may agree upon (the “Closing Date”).  The purchase and sale of Notes may also occur, at the Company’s option, on more than one date to accommodate different Purchasers.  At the Closing, the Company shall deliver to the Purchasers the Notes purchased hereunder, registered in the name of the Purchasers or their respective nominees.  On the Closing Date the Purchaser shall deliver by wire transfer the cash Purchase Price hereunder to an account designated in writing by the Company and shall deliver the July 2005 and June 2006 Notes being exchanged hereunder to the Company at its offices.  In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.  The parties acknowledge that, as a condition to the Company’s obligation to consummate the transactions contemplated by this Agreement, (i) all holders of the July 2005 Notes, July 2007 Notes, and June 2006 Notes must enter into this Agreement, (ii) all holders of the July 2005 Notes must exchange such notes for the Notes to be issued pursuant to this Agreement or must elect to have such July 2005 Notes redeemed pursuant to Section 1.6 hereof, (iii) all holders of the July 2007 Notes must either choose to retain their July 2007 Notes or must elect to have such July 2007 Notes redeemed pursuant to Section 1.6 hereof, and (iv) all holders of the June 2006 Notes must exchange such notes for the Notes to be issued pursuant to this Agreement.

Section 1.3                                      Warrants.  At the Closing, the Company will execute and deliver to each Purchaser a warrant, substantially in the form attached hereto as Exhibit B, to purchase such number of shares of Common Stock as shall be equal to fifty percent of the principal amount of such Purchaser’s Note divided by the initial Exercise Price of the warrant (the “Warrants”).  The shares of Common Stock that are issuable pursuant to the Warrants are hereafter referred to as the “Warrant Shares.”

Section 1.4                                      Amended and Restated Registration Rights Agreement.  At the Closing, the Company and the Purchasers will enter into an Amended and Restated Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Amended and Restated Registration Rights Agreement”).  The Amended and Restated Registration Rights Agreement shall amend and restate each of the March 2004 Registration Rights Agreement, Winvest Registration Rights Agreement, and June 2005 Registration Rights Agreement.

Section 1.5                                      Amended and Restated Security Agreement.  At the Closing, the Company and the Purchasers will enter into an Amended and Restated Security Agreement in substantially the form set forth as Exhibit D hereto (the “Amended and Restated Security Agreement”).  The Amended and Restated Security Agreement will (i) amend and restate the Security Agreements, dated March 1, 2004 and as amended on July 29, 2004, among the Company and the holders of the July 2005 Notes and July 2006 Notes and (ii) add the other Purchasers as secured parties thereunder.  In addition to the foregoing, the Company shall, within sixty (60) days of the date of this Agreement, cause Liquidmetal Korea Co., Ltd., a wholly owned subsidiary of the Company (“Liquidmetal Korea”), to grant to the Purchasers as additional security for the Notes and the July 2007 Notes a second lien upon and security interest in Liquidmetal Korea’s manufacturing plant in Korea (the “Factory Lien”), and Liquidmetal Korea shall obtain any necessary consent and approval of the Bank of Korea to the granting of the Factory Lien.  The Factory Lienshall be in addition to and subordinate to the prior liens held or to be held by Kookmin Bank (or any financial institution through which the Company’s or Liquidmetal Korea’s indebtedness with Kookmin Bank is refinanced).

Section 1.6                                      Redemption Option.  Any holder of July 2005 Notes or July 2007 Notes (the “July Notes”) may, in lieu of exchanging the July 2005 Notes for Notes issued pursuant to this Agreement or in lieu of retaining the July 2007 Notes, elect to have the July Notes redeemed in whole or in part pursuant to this Agreement.  Any such redemption shall be reflected on Schedule I hereto.  The redemption price (the “Redemption Price”) for notes being redeemed pursuant hereto shall be equal to the amount of principal being redeemed.  The portion of each such note that is redeemed pursuant hereto is referred to as the “Redeemed Portion.”  On the Closing Date, the Company will pay to each Purchaser the Redemption Price with respect to the Redeemed Portion(s) of the July Notes held by such Purchaser and as to which this redemption option has been elected, and the Purchaser will return the originally signed July 2005 Note and/or July 2007 Note, as applicable, to the Company.  If less than the entire principal amount of the July 2005 Note and/or July 2007 is being redeemed, then the Company will, within a reasonable period of time, deliver a replacement note to the Purchaser to evidence the remaining principal balance thereof (or, in the case of a July 2005 Note, the Company will issue a Note to the Holder to evidence the unredeemed amount).  Each redeeming Purchaser acknowledges and agrees that, upon receipt of the Redemption Price, the Redeemed Portion will have been paid in full and will no longer be outstanding, and such Purchaser acknowledges that the Purchaser will have no further rights or entitlements under such note(s) with respect to the Redeemed Portion.   Except for the payment of the Redemption Price and the satisfaction of Accrued Registration Fees and accrued interest in accordance with this Agreement, such Purchaser hereby knowingly and voluntarily waives, releases and forever discharges the Company and the Company’s subsidiaries, parent companies, officers, directors, employees, shareholders, and Affiliates (collectively, the “Released Parties”) from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action of any kind whatsoever, both known and unknown, at law or in equity, that the Purchaser may have had or has against the Released Parties at any time from the beginning of time up to and including the date of this Agreement relating to or arising from the Redeemed Portion of the July Notes.

Section 1.7                                      Payment of Accrued Interest at Closing.  All accrued and unpaid interest on the July 2005 Notes, June 2006 Notes, and July 2007 Notes through the date of Closing shall be paid in cash by the Company at the Closing.  Each Purchaser agrees and acknowledges that the amount set forth next to such Purchaser’s name on Schedule I under the column “Accrued Interest” represents the entire amount of accrued and unpaid interest owing through the date of Closing on such Purchaser’s July 2005 Notes, June 2006 Notes, and July 2007 Notes and that, upon the payment of such interest by the Company at the Closing, the issuance and delivery of the Notes in accordance with this Agreement (or, if applicable, the redemption of July Notes pursuant to Section 1.6 above), and the satisfaction of Accrued Registration Fees in accordance with this Agreement, (i) the July 2005 Notes and June 2006 Notes shall be deemed to be paid in full, and (ii) such Purchaser hereby knowingly and voluntarily waives, releases and forever discharges the Company and the other Released Parties from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action of any kind whatsoever, both known and unknown, at law or in equity, that the Purchaser may have had or has against the Released Parties at any time from the beginning of time up to and including the date of this Agreement relating to or arising from July 2005 Notes or June 2006 Notes.

Section 1.8                                      Certain Definitions.  For purposes of this Agreement, the following definitions shall apply, unless otherwise indicated herein:

(a)                                  “July 2004 Note Exchange Agreement” means the Note Exchange Agreement, dated July 29 2004, among the Company, Jess Morgan & Co. and the other parties identified as “Noteholders” therein.

(b)                                 “Winvest Note Exchange Agreement” means the Note Exchange Agreement, dated July 29, 2004, between the Company and Winvest Venture Partners Inc.

(c)                                  “June 2005 Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated June 10, 2005, among the Company and the parties identified as “Purchasers” therein.

(d)                                 “July 2005 Notes” means the 10% Senior Secured Notes Due July 29, 2005 that were previously issued by the Company in an aggregate principal amount of $2,854,501, pursuant to the July 2004 Note Exchange Agreement and Winvest Note Exchange Agreement.

(e)                                  “July 2007 Notes” means the 6% Senior Secured Notes Due July 29, 2007 that were previously issued by the Company in an aggregate principal amount of $2,854,501, pursuant to the 2004 Note Exchange Agreement and Winvest Note Exchange Agreement.

(f)                                    “June 2006 Notes” means the 10% Convertible Unsecured Notes Due June 10, 2005 that were previously issued by the Company in an aggregate principal amount of $3,250,000, pursuant to the June 2005 Securities Purchase Agreement.

(g)                                 “March 2004 Registration Rights Agreement” means the Registration Rights Agreement, dated March 1, 2004, among the Company, Jess Morgan & Co. and the other parties identified as “Purchasers” therein, as amended by the July 2004 Note Exchange Agreement.

(h)                                 “Winvest Registration Rights Agreement” means the Registration Rights Agreement, dated March 1, 2004, among the Company, Winvest Venture Partners Inc., and the other parties identified as “Purchasers” therein, as amended by the Winvest Note Exchange Agreement.

(i)                                     “June 2005 Registration Rights Agreement” means the Registration Rights Agreement, dated June 10, 2005, among the Company and the holders of the June 2006 Notes.

(j)                                     “Accrued Registration Fees” mean any “Late Filing Payments” and “Late Registration Payments” that have accrued under Section 2(c)(ii) of the March 2004 Registration Rights Agreement and Section 2(c)(ii) of the Winvest Registration Rights Agreement through June 30, 2005.

ARTICLE II

Representations and Warranties

Section 2.1                                      Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:

(a)                                  Organization and Qualification; Material Adverse Effect.  The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.  “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its subsidiaries.

(b)                                 Authorization; Enforcement.  (i)  The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Notes, the Warrants, the Amended and Restated Registration Rights Agreement, the Amended and Restated Security Agreement, the provisions of Section 1.6 hereof, and any other agreements or documents delivered by the Company at the Closing (“Transaction Documents”) and to issue the Notes and Warrants in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (v) the Warrant Shares and the Conversion Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of the Warrants and the Notes, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

(c)                                  No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Notes, the Conversion Shares, the Warrants and the Warrant Shares will not (i) result in a violation of the Certificate of Incorporation; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) to the Company’s knowledge result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

(d)                                 SEC Documents.  Since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  To the Company’s knowledge, as of their respective dates and except as provided in Item 9A of the Form 10-K/A filed by the Company on May 10, 2005, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  No Contemplated Bankruptcy.  On the date hereof, the Company does not contemplate and has no knowledge of any person contemplating the filing of any petition against the Company or any subsidiary under any federal or state bankruptcy, insolvency, receivership or other such law.  The Company does not intend to, and does not believe that it will, incur debts and liabilities (including, among other things, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Company).  The execution, delivery, observance, performance and fulfillment of Company’s obligations and duties under this Agreement will not render the Company insolvent or unable to pay its debts as they become due.  The Company has (a) not entered into the transactions contemplated by this Agreement with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under this Agreement.

Section 2.2                                      Representations and Warranties of the Purchasers.  Each Purchaser (severally and not jointly) hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)                                  Accredited Investor Status; Sophisticated Purchaser.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Notes, the Conversion Shares, the Warrants and the Warrant Shares.  The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

(b)                                 Information.  The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Notes, the

Conversion Shares, the Warrants and the Warrant Shares, which have been requested by the Purchaser.  The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Purchaser acknowledges that (i) Purchaser has been provided with and has reviewed copies of the following filings made by the Company with the Securities and Exchange Commission: Form 10-Q filed on May 16, 2005, Form 10-K filed on March 30, 2005 (as amended on May 5, 2005), Form 8-K filed on May 10, 2005, Form 8-K filed on April 15, 2005, and Form 8-K filed on June 16, 2005; and (ii) Purchaser’s purchase of the Notes, Warrants, and (if applicable) the Conversion Shares and the Warrant Shares involves a high degree of risk and that Purchaser may never recover Purchaser’s investment in these securities.

(c)                                  Investment Representation.  The Purchaser is purchasing the Note and the Warrant for the Purchaser’s own account and not with a view to distribution in violation of any securities laws.  The Purchaser has been advised and understands that neither the Note, the Warrant, the Conversion Shares nor the Warrant Shares have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law.  The Purchaser has been advised and understands that the Company, in issuing the Notes and the Warrants, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(d)                                 Rule 144.  The Purchaser understands that there is no public trading market for the Note or Warrant, that none is expected to develop, and that the Note and Warrant must be held indefinitely unless and until such Note and the Warrant, or if applicable, the Warrant Shares and Conversion Shares, are registered under the 1933 Act or an exemption from registration is available.  The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

ARTICLE III

Covenants and Acknowledgments

Section 3.1                                      Prohibition on Net Short Positions.  From and including the date of this Agreement, the Purchaser agrees that such Purchaser shall not maintain a Net Short Position.  “Net Short Position” shall mean that the aggregate number of shares of Common Stock held in a short position by such Purchaser exceeds the sum of (i) the number of shares of Common Stock owned by such Purchaser, plus (ii) the number of Warrant Shares or Conversion Shares issuable to such Purchaser.

Section 3.2                                      Senior Status of Notes.   Beginning on the date of this Agreement and for so long as any Notes remain outstanding, neither the Company nor any subsidiary of the Company shall, without the prior written consent of Purchasers holding a majority of the aggregate outstanding Principal Amount of the Notes, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to the Notes in order of payment, except that (i) indebtedness and obligations in existence on the date hereof and trade payables incurred in the ordinary course of business shall not be required to be subordinated to the Notes, and the Company may pay such obligations and payables as they become due, (ii) the Notes shall be subordinate to the Company’s and its subsidiaries’ outstanding debt to Kookmin Bank and the July 2007 Notes, (iii) the Company shall be permitted to incur secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Company) and shall be permitted to pay such indebtedness as it becomes due, (iv) the Notes shall be subordinate to, and the Company shall be permitted to incur, any indebtedness from any loan that replaces or refinances the Company’s remaining outstanding balance under its existing credit facility with Kookmin Bank, provided that the amount of such indebtedness does not exceed such remaining outstanding balance, and (v) the Notes shall be subordinate to, and the Company shall be permitted to incur, any indebtedness under a Qualified Credit Facility.  For purposes hereof, a “Qualified Credit Facility” shall mean any secured or unsecured credit facility that the Company may obtain after the date hereof from a lender that makes commercial loans or extends commercial credit facilities in the ordinary course of its business which is secured by inventory and/or accounts receivable, provided that the amount of such indebtedness thereunder shall not exceed fifty percent (50%) of the fair market value of eligible inventory (in the case of a loan based on and secured by inventory) plus eighty percent (80%) of eligible accounts receivable (in the case of a loan based on and secured by accounts receivable).  Purchaser hereby agrees to execute any acknowledgment or sign any reasonable subordination agreement evidencing the fact that the Notes are subordinate to such a credit facility in all respects, including right of payment and security.

Section 3.3                                      Acknowledgments by all Purchasers.  Each Purchaser hereby agrees that the issuance of Notes pursuant to this Agreement in exchange for the July 2005 Notes and June 2006 Notes, or the redemption of July 2005 Notes or July 2007 Notes pursuant to Section 1.6 above, shall constitute full and complete satisfaction of such July 2005 Notes, June 2006 Notes, or July 2007 Notes (or the portion of such notes being redeemed, as applicable), and except for the payment of accrued and unpaid interest on such notes through the date of Closing, each such Purchaser hereby irrevocably waives and releases the Company from any breach or default under such notes occurring on or prior to the date of Closing.

Section 3.4                                      Further Acknowledgment by Holders of July 2007 Notes.  Each Purchaser that will, immediately after the Closing, continue to hold any July 2007 Notes hereby acknowledges and agrees that (i) it shall not be a violation of Section 2 of the July 2007 Notes or Section 3.12 of the July 2004 Note Exchange Agreement or Winvest Note Exchange Agreement for the Company to issue the Notes pursuant to this Agreement and pay interest thereon in accordance with the terms of the Notes, (ii)  the exceptions set forth in clause (v) of Section 3.2 above and the two sentences following such clause shall apply to the July 2007 Notes, and the holders of the July 2007 Notes shall be subject to the exception and covenants set forth therein, and (iii) except for the payment of accrued and unpaid interest on the July 2007 Notes through the date of Closing, each such Purchaser hereby irrevocably waives and releases the Company from any breach or default under the July 2007 Notes occurring on or prior to the date of Closing.  Each such Purchaser agrees that it will not transfer or assign any July 2007 Note to any third party unless the transferee of such note unconditionally and irrevocably acknowledges and agrees in writing to the terms of this Section 3.4 and such written acknowledgment and agreement is delivered to the Company.

Section 3.5                                      Company Acknowledgement.  The Company hereby acknowledges that each Purchaser is purchasing the Notes and Warrants separately and independently from each other Purchaser and that the failure of any Purchaser to enforce a right under this Agreement or under such Purchaser’s

Note shall not affect the rights of any other Purchaser under this Agreement or under such other Purchaser’s Note..

ARTICLE IV

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Note in the name the Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing.  The Note and Warrant and any certificate representing Conversion Shares or Warrant Shares issued upon conversion or exercise thereof, prior to such Conversion Shares or Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company agrees to reissue the Note, Conversion Shares and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of securities pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

ARTICLE V

Governing Law; Miscellaneous

Section 5.1                                      Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 5.2                                      Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.3                                      Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.4                                      Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 5.5                                      Entire Agreement; Amendments; Waivers.  This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  In addition:

A.                                   The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Purchasers holding not less than 50% in principal amount of the Notes then outstanding (the “Required Holders”); provided, however, that no such amendment, modification or waiver which would (i) modify this Section 5.5, or (ii) reduce the principal amount or any amounts payable under the Notes or (iv) not be uniform and non-discriminatory as to any particular Purchaser, shall be made without the consent of the Purchaser so affected.

B.                                     Except as provided herein, no failure or delay on the part of the Purchaser in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Purchaser shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Section 5.6                                      Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.

25800 Commercentre Dr., Suite 100

Lake Forest, California 92630

Telephone:  (949) 206-8002

Fax:  (949) 206-8008

Attention:  John Kang, President

With a copy to:

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida 33602

Telephone:  (813) 229-2300

Facsimile:  (813) 221-4210

Attention:  Curt P. Creely

If to the Transfer Agent:

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York 10039

Telephone:  (718) 921-8124

Facsimile:  (718) 236-2641

Attention:  Joe Wolf

If to the Purchasers, to the addresses listed on Schedule I hereto:

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.7                                      Successors and Assigns.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any permitted assignee of the Note and Warrant.  The Purchaser may assign some or all of its rights hereunder to any permitted assignee of the Note or Warrant; provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

Section 5.8                                      Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.9                                      Days.  Unless the context refers to “business days” or “Trading Days”, all references herein to “days” shall mean calendar days.  “Trading Day” shall mean a day on which there is trading on the market or exchange on which the Common Stock is then principally traded, listed, or quoted.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ John Kang
John Kang,
President and Chief Executive Officer

Signatures of Purchasers on following page(s)

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

DATED AUGUST 2, 2005,

AMONG LIQUIDMETAL TECHNOLOGIES, INC.

 AND THE “PURCHASERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other “Purchasers” under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

PURCHASER:		Jess S. Morgan & Co., Inc.
By:	/s/	Gary Levenstein
Name:		Gary Levenstein
Title:	President, Investment Division Jess S. Morgan & Co., Inc.

PURCHASER:		Prana, LLC
By:	/s/	Renee Vallese
Name:		Renee Vallese
Title:	Managing Director

PURCHASER:		Rodd Friedman
By:	/s/	Rodd Friedman
Name:		Rodd Friedman
Title:	N/A

PURCHASER:		Bruce Rosen
By:	/s/	Bruce Rosen
Name:		Bruce Rosen
Title:	N/A

PURCHASER:		Caydal, LLC
By:	/s/	Kevin Daly
Name:		Kevin Daly
Title:	Managing Member

PURCHASER:		Marlin Fund, LP
By:	/s/	Michael W. Masters
Name:		Michael W. Masters
Title:	Managing Member of the General Partner

PURCHASER:		Marlin Fund II, LP
By:	/s/	Michael W. Masters
Name:		Michael W. Masters
Title:	Managing Member of the General Partner

PURCHASER:		Marlin Fund Offshore, Ltd.
By:	/s/	Michael W. Masters
Name:		Michael W. Masters
Title:	Managing Member of the Investment Manager

PURCHASER:		Larry Bouts
By:	/s/	Larry Bouts
Name:		Larry Bouts
Title:	N/A

PURCHASER:		Really Cool Group Ltd.
By:	/s/	J. Segal
Name:		J. Segal
Title:	Director

PURCHASER:		Myron Neugeboren
By:	/s/	Myron Neugeboren
Name:		Myron Neugeboren
Title:	N/A

PURCHASER:		Jonas Brachfeld
By:	/s/	Jonas Brachfeld
Name:		Jonas Brachfeld
Title:	N/A

PURCHASER:		Greg Osborn
By:	/s/	Greg Osborn
Name:		Greg Osborn
Title:	N/A

PURCHASER:		Richard Molinsky
By:	/s/	Richard Molinsky
Name:		Richard Molinsky
Title:	N/A

PURCHASER:		Richard and Joanne Kane
By:	/s/	Richard Kane and Joanne Kane
Name:		Richard Kane and Joanne Kane
Title:	N/A

PURCHASER:		Ricardo A. Salas
By:	/s/	Ricardo A. Salas
Name:		Ricardo A. Salas
Title:	N/A

2

PURCHASER:		Wry Ltd.
By:	/s/	J. Segal
Name:		J. Segal
Title:	Director

PURCHASER:		Keith Barksdale
By:	/s/	Keith Barksdale
Name:		Keith Barksdale
Title:	N/A

PURCHASER:		Winvest Venture Partners Inc.
By:	/s/	Chang Ki Cho
Name:		Chang Ki Cho
Title:	President and CEO

PURCHASER:		Eric Brachfeld
By:	/s/	Eric Brachfeld
Name:		Eric Brachfeld
Title:	N/A

PURCHASER:		Edward Neugeboren
By:	/s/	Edward Neugeboren
Name:		Edward Neugeboren
Title:	N/A

PURCHASER:		Dolphin Offshore Partners, LP
By:	/s/	Peter E. Salas
Name:		Peter E. Salas
Title:	General Partner

PURCHASER:		Harvard Developments, Inc.
By:	/s/	Arden Giesbrecht and Terry Downie
Name:		Arden Giesbrecht and Terry Downie
Title:	Controller and VP, Finance (respectively)

PURCHASER:		Echo Capital Growth Corporation
By:	/s/	Paul J. Hill
Name:		Paul J. Hill
Title:	President

PURCHASER:		Terrence L. Mealy
By:	/s/	Terrence L. Mealy
Name:		Terrence L. Mealy
Title:	Self

3

PURCHASER:		Shinnston Enterprises, Ltd.
By:	/s/	James K. Murray Jr.
Name:		James K. Murray Jr.
Title:	Limited Partner

PURCHASER:		Shea Diversified Investments, Inc.
By:	/s/	Ronald Lakey
Name:		Ron Lakey
Title:	Assistant Secretary

PURCHASER:		Commonwealth Associates, LP
By:	/s/	Robert A. O’Sullivan
Name:		Robert A. O’Sullivan
Title:	CEO and President

PURCHASER:		Neal I. Goldman
By:	/s/	Neal I. Goldman
Name:		Neal I. Goldman
Title:	N/A

PURCHASER:		LBJ Holdings, LLC
By:	HSP Group, Inc. (Its Manager)
By:	/s/	Brian Potiker
Name:		Brian Potiker
Title:	Vice President

PURCHASER:		John D. Stout
By:	/s/	John D. Stout
Name:		John D. Stout
Title:	Individually

PURCHASER:		MicroCapital Fund Ltd.
By:	/s/	Christopher P. Swenson
Name:		Christopher P. Swenson
Title:	Vice President

PURCHASER:		MicroCapital Fund LP
By:	/s/	Christopher P. Swenson
Name:		Christopher P. Swenson
Title:	Vice President

PURCHASER:		Journeys End Partners, LLC
By:	/s/	Gerald B. Cramer
Name:		Gerald B. Cramer
Title:	Manager

4

PURCHASER:		Wynnefield Partners Small Cap Value, LP
By:	/s/	Nelson Obus
Name:		Nelson Obus
Title:	Managing Member

PURCHASER:		Wynnefield Partners Small Cap Value, LP I
By:	/s/	Nelson Obus
Name:		Nelson Obus
Title:	Managing Member

PURCHASER:		Wynnefield Small Cap Value Offshore Fund, Ltd.
By:	/s/	Nelson Obus
Name:		Nelson Obus
Title:	President

PURCHASER:		Min Capital Corp Retirement Trust
By:	/s/	Robert Friedman
Name:		Robert Friedman
Title:	Trustee

5

EXHIBIT A

Form of Note

(See Exhibit 10.2)

EXHIBIT B

Form of Warrant

(See Exhibit 10.3)

EXHIBIT C

Form of Amended and Restated Registration Rights Agreement

(See Exhibit 10.4)

EXHIBIT D

Form of Amended and Restated Security Agreement

(See Exhibit 10.5)

SCHEDULE I

	Principal Amount of Notes						Cash Paid at Closing to Purchasers
Purchaser Name and Address	Cash	July 2005 Notes	June 2006 Notes	Accrued Interest*	Accrued Registration Fee	TOTAL	Redemption of Notes	Accrued Interest	Accrued Registration Fee

Jess S. Morgan & Co. Inc.
16830 Ventura Blvd, Ste 411
Encino, CA 91436	0.00	617,500.00	996,000.00	83,776.66	222,300.00	1,919,576.66	20,000.00	1,976.90	5,760.00

Prana
8491 Sunset Blvd., Suite 415
Los Angeles, CA 90069-1911	0.00	100,000.00	—	12,000.00	36,000.00	148,000.00	—	133.33	—

DKR Soundshore Oasis Holding Fund Ltd.
1281 East Main Street
Stamford, CT 06902
Attn: Dan Saks	0.00	—	—	—	—	—	475,000.00	57,633.33	171,000.00

Rodd Friedman
93 Hillspoint Road
Westport, CT 06880	0.00	100,500.00	—	12,194.00	36,180.00	148,874.00	—	—	—

Bear Stearns f/b/o Rosen Capital LP M/P/P Plan and Bruce Rosen TTEE
1365 York Avenue
Apt. 34B
New York, NY 10021	0.00	—	—	—	—	—	49,500.00	6,006.00	17,820.00

Caydal, LLC
90 Madison Street, Suite 301
Denver, CO 80206	0.00	—	—	—	—	—	50,000.00	6,066.67	18,000.00

Marlin Fund, LP
3060 Peachtree Road, NW
Suite 1815
Atlanta, GA 30305	0.00	—	—	—	—	—	290,250.50	35,217.06	104,490.18

Marlin Fund II, LP
3060 Peachtree Road, NW
Suite 1815
Atlanta, GA 30305	0.00	—	—	—	—	—	54,000.00	6,552.00	19,440.00

Marlin Fund Offshore, Ltd. c/o Hemisphere Management (B.V.I.) Limited
Bison Court
P.O. Box 3460
Road Town
Tortola
British Virgin Islands	0.00	—	—	—	—	—	330,750.50	40,131.06	119,070.18

Larry Bouts
140 Delaware Lane
Franklin Lakes, NJ 07417	0.00	—	—	—	—	—	25,000.00	3,033.33	9,000.00

Really Cool Group Ltd.
The Metrepole
Roseville Street
St. Helier, Jersey
Channel IIslands, UK	0.00	—	—	—	—	—	100,000.00	12,133.33	36,000.00

Myron Neugeboren
199 Wells Hill Road
Lakeville, CT 06039	0.00	24,000.00	—	—	—	24,000.00	—	2,912.00	8,640.00

Jonas Brachfeld
227 Nicholson Drive
Moorestown, NJ 08057	0.00	—	—	—	—	—	12,000.00	1,456.00	4,320.00

Greg Osborn
202 Mountain Avenue
Ridgewood, NJ 07450	0.00	20,000.00	—	—	—	20,000.00	26,250.00	5,611.67	16,650.00

Richard Molinsky
51 Lords Highway East
Weston, CT 06883	0.00	—	—	—	—	—	30,000.00	3,640.00	10,800.00

Richard and Joanne Kane
95 Wildwood Road
Ridgewood, NJ 07452	0.00	—	—	—	—	—	20,000.00	2,426.67	7,200.00

Ricardo Salas
64 Ritz Cove Drive
Monarch Beach, CA 92629	0.00	125,000.00	—	15,166.67	45,000.00	185,166.67	—	—	—

Wry Ltd.
The Metropole
Roseville Street
St. Helier, Jersey, Channel
Islands, UK	0.00	—	—	—	—	—	30,000.00	3,640.00	10,800.00

Keith Barksdale
95 Wildwood Road
Ridgewood, NJ 07452	0.00	—	—	—	—	—	46,250.00	5,611.67	16,650.00

Winvest Venture Partners Inc.
Cambridge B/D 2F, 1461-15
Seochodong, Seochogu,
Seoul Korea 137-720
Att: Mr. Chang-Ki Cho	0.00	250,000.00	—	30,333.33	90,000.00	370,333.33	—	—	—

	Principal Amount of Notes						Cash Paid at Closing to Purchasers
Purchaser Name and Address	Cash	July 2005 Notes	June 2006 Notes	Accrued Interest*	Accrued Registration Fee	TOTAL	Redemption of Notes	Accrued Interest	Accrued Registration Fee

Eric Brachfeld
890 West End Ave.
Apartment 16D
New York, NY 10025	0.00	31,250.00	—	3,791.67	11,250.00	46,291.67	—	—	—

Ed Neugeboren
282 New Norwalk Road
New Canaan, CT 06840	0.00	15,625.00	—	—	—	15,625.00	15,625.00	3,791.67	11,250.00

Dolphin Direct Equity Partners, L.P.
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003	0.00	—	—	—	—	—	250,000.00	2,222.22	—

Dolphin Offshore Partners, L.P.
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003	500,000.00	—	—	—	—	500,000.00	—	—	—

Harvard Developments Inc.
2000-1874 Scarth Street
Regina, Saskatchewan, Canada S4P4B3	0.00	—	450,000.00	—	—	450,000.00	—	4,000.00	—

Echo Capital Growth Corporation
2000-1874 Scarth Street
Regina, Saskatchewan, Canada S4P4B3	0.00	—	300,000.00	—	—	300,000.00	—	2,666.67	—

Terrence L. Mealy
1821 Briarwood Lane
Muscatine, IA 52761	0.00	—	250,000.00	—	—	250,000.00	—	2,222.22	—

Shinnston Enterprises Ltd
1700 S MacDill Ave, Ste 220
Tampa, FL 33629	0.00	—	100,000.00	—	—	100,000.00	—	888.89	—

Shea Diversified Investments, Inc.
655 Brea Canyon Road
Walnut, CA 91789	500,000.00	—	750,000.00	—	—	1,250,000.00	—	6,666.67	—

Commonwealth Associates, L.P.
830 Third Avenue, 8th Fl
New York, NY 10022	0.00	—	150,000.00	—	—	150,000.00	—	1,333.33	—

Neil I Goldman
812 Park Avenue – 8E
New York, NY 10021	300,000.00	—	—	—	—	300,000.00	—	—	—

LBJ Holdings, LLC
3366 N. Torrey Pines Court, Suite 210
La Jolla, CA 92037	150,000.00	—	—	—	—	150,000.00	—	—	—

Jay Stout
885 Third Avenue, 34th FL
New York, NY 10022	100,000.00	—	—	—	—	100,000.00	—	—	—

MicroCapital Fund Ltd.
201 Post St. Suite 1001
San Francisco, CA 94108	500,000.00	—	—	—	—	500,000.00	—	—	—

MicroCapital Fund L.P.
201 Post St. Suite 1001
San Francisco, CA 94108	1,000,000.00	—	—	—	—	1,000,000.00	—	—	—

Journeys End Partners, LLC
707 Westchester Ave., 4th FL
Wite Plains, NY 10604	300,000.00	—	—	—	—	300,000.00	—	—	—

Wynnefield Partners Small Cap Value LP
450 Seventh Avenue, Suite 509
New York, NY 10123	420,000.00	—	—	—	—	420,000.00	—	—	—

Wynnefield Partners Small Cap Value LP I
450 Seventh Avenue, Suite 509
New York, NY 10123	550,000.00	—	—	—	—	550,000.00	—	—	—

Wynnefield Small Cap Value Offshore Fund, Ltd.
450 Seventh Avenue, Suite 509
New York, NY 10123	530,000.00	—	—	—	—	530,000.00	—	—	—

Min Capital Corp Retirement Trust
27110 Grand Central Pky, Apt 4c
Floral Park, NY 11005	150,000.00	—	—	—	—	150,000.00	—	—	—

*These investors elected to be paid certain accrued interest in the form of Notes.

**Not a signatory to this Agreement.